Exhibit 10.6
ISDA
International Swap Dealers Association, Inc.
SCHEDULE
to the
Master Agreement
          dated as of February 13, 2006

between	HSBC Bank USA, N.A. and Volkswagen Auto Loan Enhanced Trust 2007-1 (“Party A”) (“Party B”)
Part 1. Termination Provisions.
(a)	The following shall apply:

(i) Termination by Party A — Events of Default Notwithstanding the provisions of Section 5(a), the only events which will constitute Events of Default when they occur in relation to Party B will be those events specified in Sections 5(a)(i) (Failure To Pay Or Deliver) and Section 5(a)(vii) (Bankruptcy), other than the events specified in Section 5(a)(vii)(2).

Accordingly, the provisions of Section 5(a)(ii) (Breach Of Agreement), the provisions of Section 5(a)(iii) (Credit Support Default), the provisions of Section 5(a)(iv) (Misrepresentation), the provisions of Section 5(a)(v) (Default Under Specified Transaction), the provisions of Section 5(a)(vi) (Cross Default), the provisions of Section 5(a)(vii)(2) (insolvency) and the provisions of Section 5(a)(viii) (Merger Without Assumption) will in no circumstances be regarded as having given rise to an Event of Default with respect to Party B.

(ii) Termination by Party A — Termination Events Notwithstanding the provisions of Section 5(b), and save as otherwise provided herein, the only events which will constitute Termination Events when they occur in relation to Party B will be those events specified in Section 5(b)(i) (Illegality) and Section 5(b)(v) (Additional Termination Event). Accordingly, the provisions of Section 5(b)(iv) (Credit Event Upon

Merger) will not be regarded as having given rise to a Termination Event with respect to Party B and Party A may not designate an Early Termination Date related to the provisions of Section 5(b)(ii) (Tax Event) or the provisions of Section 5(iii) (Tax Event Upon Merger).
(iii) Termination by Party B - Events of Default and Termination Events. Save as otherwise provided herein, the provisions of Section 5 will apply with respect to Party A without amendment save for Section 5(a)(vi) (Cross Default) which will in no circumstances be regarded as having given rise to an Event of Default with respect to Party A and the provisions of Section 5(b)(iii) will apply to Party A provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

(b)	“Specified Entity” none specified in relation to either Party A or Party B.

(c)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(d)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(e)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

Market Quotation will apply and the Second Method will apply; provided, however, with respect to an early termination in which Party A is the Defaulting Party or sole Affected Party in respect of an Additional Termination Event or Tax Event Upon Merger, notwithstanding Section 6 of this Agreement, the following amendment to this Agreement set forth in paragraphs (i) to (ix) below shall apply:

The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

"Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement with Rated Debt, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of

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preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”
(iii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:
(a)	If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation; or

(b)	If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.
(iv) For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a

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Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).
(v) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day.

(vi) Party B will be deemed to have discharged its obligations under (v) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.

(vii) if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(viii) Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

(ix) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation”. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”.

(f)	“Termination Currency” means U.S. Dollars.

(g)	Additional Termination Event will apply. Each of the following events shall constitute an Additional Termination Event hereunder:

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(i) Acceleration of the Notes. The following shall constitute an Additional Termination Event in which Party B shall be the sole Affected Party: Any acceleration of the Notes outstanding occurs following an event of default under the Indenture.
(ii) Regulation AB Financial Disclosure. The following shall constitute an Additional Termination Event in which Party A shall be the sole Affected Party: The failure of Party A to materially comply with or materially perform any agreement or undertaking to be complied with or performed by Party A under Part 5(t).
(iii) S&P Downgrade of Party A. The failure by Party A to post Eligible Collateral or to obtain a guarantee in accordance with Part 5(u) and with the terms of the Credit Support Annex or to transfer its rights and obligations hereunder to a Qualified Counterparty in accordance with Part 5(u) shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.
(iv) Moody’s First Rating Trigger Collateral. The following shall constitute an Additional Termination Event in which Party A is the sole Affected Party: Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex from time to time entered into between Party A and Party B in relation to this Agreement and either (x) the Moody’s Second Rating Trigger Requirements do not apply or (y) less than 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply.
(v) Moody’s Second Rating Trigger Replacement. The following shall constitute an Additional Termination Event in which Party A is the sole Affected Party: (x) The Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply and (y) (A) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally

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binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(e) below and/or (B) at least one entity with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.
For the purpose of Part 1(e) and sub-paragraphs (iv) and (v) above:
“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.
“Eligible Replacement” means an entity (A) with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings that is the subject of a legal opinion given by a law firm confirming that none of its payments to Party B will be subject to withholding for tax or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings.
“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.
“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations

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“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.
(A) The “Moody’s First Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody’s First Trigger Required Ratings.
An entity shall have the “Moody’s First Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated “A2” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s.
(B) So long as the Moody’s First Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, (x) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the Moody’s First Trigger Required Ratings, (y) transfer to Party B the amount of Eligible Collateral required under the Credit Support Annex or (y) transfer this Agreement in accordance with Part 5(e) below.
(C) The “Moody’s Second Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody’s Second Trigger Required Ratings.
An entity shall have the “Moody’s Second Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s.
(D) So long as the Moody’s Second Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, either (x) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided

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by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings or (y) transfer this Agreement in accordance with Part 5(e) below, and in both the case of (x) and (y), transfer to Party B the amount of Eligible Collateral required under the Credit Support Annex.
In the event of an Early Termination Date in respect of a Party A Rating Downgrade, a Moody’s First Rating Trigger Replacement or a Moody’s Second Rating Trigger Replacement and the entering into by Party B of alternative swap arrangements, Party A shall pay all reasonable out-of-pocket expenses, including legal fees and stamp taxes, relating to the entering into of such alternative swap arrangements.
Part 2. Tax Representations
(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the representations in (i) and (ii) below.

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(i)	Party A represents that it is a national bank organized under the laws of the United States.

(ii)	Party B represents that it is a Delaware statutory trust organized or formed under the laws of the State of Delaware.
Part 3. Agreement to Deliver Documents.
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:
(a)	Tax forms, documents or certificates to be delivered are:

Party A and Party B shall promptly deliver to the other party (or as directed) any form or document accurately completed and in a manner reasonably satisfactory to the other party that may be required or reasonably requested in order to allow the other party to make a payment under a Transaction without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, promptly upon reasonable demand by the other party.

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(b)	Other documents to be delivered are:

Covered by Section
Party required to	Form/Document/	Date by which to be	3(d) Representation
deliver document	Certificate	delivered	of this Agreement
Party A and Party B	Evidence of the authority of the signatories of this Agreement including specimen signatures of such signatories.	Upon execution of this Agreement.	Yes

Party A	An opinion of counsel addressed to Party B in form and substance reasonably acceptable to Party B.	Upon execution of this Agreement.	No

Party B	An opinion of Party B’s counsel addressed to Party A in form and substance reasonably acceptable to Party A.	Upon execution of this Agreement.	No

Party B	A duly executed certificate of the secretary or assistant secretary of the Owner Trustee of Party B certifying the name and true signature of each person authorized to	Upon execution of this Agreement.	Yes

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Covered by Section
Party required to	Form/Document/	Date by which to be	3(d) Representation
deliver document	Certificate	delivered	of this Agreement
execute this Agreement and enter into Transactions for Party B.

Party B	Copies of executed Indenture and Sale and Servicing Agreement.	Upon execution of such Agreements	Yes

Party A	Financial data relating to Party A, as required pursuant to Part 5(t) of this Schedule.	As required pursuant to Part 5(t) of this Schedule.	Yes

Party A	Executed Indemnification and Disclosure Agreement, among Party A, VW Credit, Inc. and Volkswagen Auto Lease/Loan Underwritten Funding, LLC, relating to Party A’s furnished information for use in the Prospectus and other matters.	Upon or prior to execution of this Agreement	Yes

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Part 4. Miscellaneous.
(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:
Address: 452 Fifth Avenue
Attention: Legal Department
Facsimile No.:                                         Telephone No.:
Address for notices or communications to Party B:
Address: c/o Deutsche Bank Trust Company Delaware, as Owner Trustee
                    1011 Center Road, 2nd Floor
                    Wilmington Delaware 19805
Attention:  Elizabeth Ferry
Telex No.:                    Not applicable                    Answerback:                     Not applicable
Facsimile No.: (302) 636-3399 Telephone No.: Not applicable

Electronic Messaging System Details: Not applicable
With a copy to:
VW Credit, Inc.
3800 Hamlin Road
Auburn Hills, MI 48326
Attention: Treasurer
Telephone No.: (248) 754-5000
Facsimile No.: (248) 754-5360
With a copy to the Indenture Trustee at:
Address: 388 Greenwich Street, 14th Floor, New York, New York 10013
Attention: Administrator
Telex No.: Not applicable            Answerback: Not applicable
Facsimile No.: (212) 816-5527 Telephone No.: Not applicable
Electronic Messaging System Details: Not applicable

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(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent Not applicable Party B appoints as its Process Agent Not applicable

(c)	Notices. Section 12(a) of the Agreement is amended by adding the words in the third line thereof after the phrase “messaging system” and before the “)” the words “; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied by the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent.”

(d)	Offices. The provisions of Section 10(a) of this Agreement will apply to this Agreement.

(e)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party. Party B is not a Multibranch Party.

(f)	Calculation Agent. The Calculation Agent is Party B, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(g)	Credit Support Document. Details of any Credit Support Document:

With respect to Party A: The Credit Support Annex With respect to Party B: Not applicable

(h)	Credit Support Provider. Credit Support Provider means in relation to

Party A: Not applicable. Party B: Not applicable.

(i)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of laws doctrine except Section 5-1401 and Section 5-1402 of the New York General Obligation Law).

(j)	Netting of Payments. The limitation set forth in Section 2(c)(ii) of this Agreement will apply and therefore the netting in Section 2(c) of this Agreement will be limited to the same Transaction.

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(k)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(l)	No Gross Up by Party B. Section 2(d)(i)(4) is hereby deleted and replaced by the following:
“(4) (A) If Party A is the party so required to deduct or withhold, then Party A shall make such additional payment as is necessary to ensure that the net amount actually received by Party B (free and clear of all Taxes, whether assessed against it or Party B) will equal the full amount Party B would have received had no such deduction or withholding been required; and
(B) if Party B is the party so required to deduct or withhold, then Party B shall make the relevant payment subject to such deduction or withholding.
For the avoidance of doubt, the fact that any payment is made by Party B subject to the provisions of (B) above shall at no time affect the obligations of Party A under (A) above.”

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Part 5. Other Provisions.
(a)	ISDA Definitions
The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) as published by the International Swaps and Derivatives Association, Inc., the 1998 FX and Currency Option Definitions (the “FX Definitions”), as published by ISDA, the Emerging Markets Traders Association and The Foreign Exchange Committee, the 1996 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 1997 ISDA Government Bond Option Definitions (the “Bond Definitions”) as published by the International Swaps and Derivatives Association, Inc., the 2000 Definitions, the FX Definitions, the Equity Definitions and the Bond Definitions together known as the “Definitions”, each are incorporated by reference into this Agreement. The Agreement and each Transaction will be governed by the Definitions as they may be officially amended and supplemented from time to time by ISDA.
In the event of any inconsistency between the 2000 Definitions and the FX Definitions, the FX Definitions shall prevail with respect to a FX Transaction or a Currency Option Transaction as defined in the FX Definitions.
In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions shall prevail with respect to a Transaction as defined in the Equity Definitions.
In the event of any inconsistency between the 2000 Definitions and the Bond Definitions, the Bond Definitions shall prevail with respect to a Government Bond Option Transaction as defined in the Bond Definitions.
For the sake of clarity, unless otherwise specified in this Agreement, the following documents shall govern in the order in which they are listed in the event of any inconsistency between any of the documents:
(i) the Confirmation;
(ii) the Schedule;
(iii) the Equity Definitions (solely with respect to Transactions as defined therein); and the Bond Definitions (solely with respect to Government Bond Option Transactions
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as defined therein); and the FX Definitions (solely with respect to FX and Currency Option Transactions as defined therein);
(iv) the 2000 Definitions; and
(v) the printed form of ISDA Master Agreement.
(b)	Relationship Between Parties
Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):
(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.
(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.
(iii) Status of Parties. Each party is acting as principal and not as agent and the other party is not acting as a fiduciary for or as an advisor to it in respect of that Transaction.
(iv) Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, 7 U.S.C. Section 1a(12).
(v) FDIC Requirements. If it is a bank subject to the requirements of 12 U.S.C. § 1823(e), the necessary action to authorize referred to in the representation in Section 3(a)(ii) includes all authorizations required under the Federal Deposit Insurance Act as amended, including amendments effected by the Financial Institutions Reform,
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Recovery and Enforcement Act of 1989, and under any agreement, writ, decree, or order entered into with such party’s supervisory authorities. At all times during the term of this Agreement, such party will continuously include and maintain as part of its official written books and records this Agreement, this Schedule and all other exhibits, supplements, and attachments hereto and documents incorporated by reference herein, all Confirmations, and evidence of all necessary authorizations.
(vi) ERISA. It continuously represents that it is not (i) an employee benefit plan (an “ERISA Plan”) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title 1 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, (ii) a person or entity acting on behalf of an ERISA Plan or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.” It will provide notice to the other party in the event that it is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period, it will breach this representation.
(c)	Waiver of Jury Trial. Each party hereby irrevocably waives any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction contemplated hereby.

(d)	Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction unless such severance shall substantially impair the benefits of the remaining portions of this Agreement or changes the reciprocal obligations of the parties. The parties hereto shall endeavour in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(e)	Transfers. Notwithstanding the provisions of Section 7:-
(i) No transfer by Party A of this Agreement or any interest or obligation in or of Party A under this Agreement shall be effective unless:
(A)	Party B consents to such transferee;
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(B)	The Rating Agency Condition shall have been satisfied;

(C)	Party A shall have given Party B, the Servicer and the Indenture Trustee at least twenty days prior written notice of the proposed transfer; and

(D)	such transfer otherwise complies with the terms of the Indenture and the other Transaction Agreements.
     Upon the effectiveness of any transfer, each of Party A and Party B shall be released (in each case to the extent of the obligations so transferred) from its obligations as a party to this Agreement without any further notification or other action.
(ii) Except to the extent contemplated by the Indenture, neither this Agreement nor any interest in or under this Agreement may be transferred by Party B to any other entity save with Party A’s prior written consent (such consent not to be unreasonably withheld or delayed).
(f)	Permitted Security Interest. For purposes of Section 7 of this Agreement, Party A hereby consents to the Permitted Security Interest.
“Permitted Security Interest” means the pledge and assignment by Party B of the Swap Collateral to the Indenture Trustee pursuant to the Indenture, and the granting to the Indenture Trustee of a security interest in the Swap Collateral pursuant to the Indenture.
“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with this Agreement or any Transaction governed by this Agreement, including, without limitation, any transfer or termination of any such Transaction.
“Indenture Trustee” means Citibank, N.A. or any successor, acting as Indenture Trustee pursuant to the Indenture.
(g)	Absence of Certain Events. Section 3(b) of this Agreement is hereby amended by inserting the parenthetical “(with respect to Party A only)” immediately after the phrase “No Event of Default or”.
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(h)	Events of Default. Section 5(a)(i) of this Agreement is hereby amended by changing the word “third” to “first” in the phrase “if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party” and the addition of the following at the end thereof:

“, it being understood that amounts payable by Party B are not due except to the extent set forth in Section 4.4(a) of the Sale and Servicing Agreement.”

(i)	Payment on Early Termination. If an Early Termination Date occurs in respect of which Party A is the Defaulting Party or the sole Affected Party with respect to an Additional Termination Event, Party B will not be required to pay any amounts payable to Party A under Section 6(e) in respect of such Early Termination Date, and Party A will not be permitted to set-off in respect of such amounts, until payment in full of all amounts outstanding under the Notes.

(j)	No Set-Off. Party A and Party B hereby waive any and all right of set-off with respect to any amounts due under this Agreement or any Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c) of this Agreement.

(k)	Indenture. Party B hereby acknowledges that Party A is a secured party under the Indenture with respect to this Agreement, and Party B agrees for the benefit of Party A that it will not amend the Indenture in a manner which materially and adversely affects the rights or obligations of Party A under the Indenture unless Party A shall have consented in writing to such action (and such consent shall be deemed to have been given if Party A does not object in writing within ten (10) business days after receipt of a written request for such consent).

(l)	No Recourse. The liability of Party B to Party A hereunder is limited in recourse solely to the amounts payable to Party A from the Available Funds, Advances made on such Payment Date and the Reserve Account Draw Amount in accordance with the priority of payments set forth in Section 4.4(a) of the Sale and Servicing Agreement.

(m)	No Petition. Party A hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) it shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other
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relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) it shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This section shall survive the termination of this Agreement.

As used above, “Bankruptcy Remote Party” means Volkswagen Auto Lease/Loan Underwritten Funding, LLC and Party B.

(n)	Confirmation. Each party acknowledges and agrees that the Confirmation executed as of the date hereof and designated as Party A Global ID No. 463011HN shall be the only Transaction governed by this Agreement (it being understood that, in the event such Confirmations shall be amended (in any respect), such amendment shall not constitute (for purposes of this paragraph) a separate Transaction or a separate Confirmation). Party A and Party B shall not enter into any additional Confirmations or Transactions hereunder.

(o)	Potential Events of Default. Section 2(a)(iii) is amended by the deletion of the words “or Potential Event of Default”.

(p)	Limitation of Liability. Notwithstanding anything contained herein to the contrary, in executing this Agreement (including the Schedule, Credit Support Annex and each Confirmation) on behalf of Party B, Deutsche Bank Trust Company Delaware (the “Owner Trustee”) and the Indenture Trustee are acting solely in its capacity as owner trustee of Party B and indenture trustee, respectively, and not in its individual capacity, and in no event shall either one of them, in their individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, for which recourse shall be had solely to the assets of Party B, except to the extent of its fraud, breach of trust or willful misconduct.
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(q)	[Reserved].

(r)	Definitions.
(i) As used herein:
“Credit Support Annex” means the 1994 ISDA Credit Support Annex between Party A and Party B dated as of the date hereof.
“Depositor” means Volkswagen Auto Lease/Loan Underwritten Funding, LLC.
“Eligible Collateral” means cash, U.S. Treasury Bills and any other forms of collateral which are reasonably acceptable to Party B, the Servicer and the Indenture Trustee and have been approved by the Rating Agencies.
“Free Writing Prospectus” means any free writing prospectus prepared in connection with the public offering of the Notes.
“Preliminary Prospectus Supplement” means any preliminary prospectus supplement prepared in connection with the public offering and sale of the Notes.
“Prospectus Supplement” means any preliminary prospectus supplement prepared in connection with the public offering and sale of the Notes.
“Qualified Counterparty” means a counterparty that (a) has Rated Debt and (b) becomes a party to this Agreement (or party to an agreement in form and substance satisfactory to Party B, the Servicer and the Indenture Trustee) in accordance with Part 5(e) of this Schedule and pursuant to documentation which is not less favorable to Party B than this Agreement.
“Moody’s” means Moody’s Investors Service, Inc. or its successor.
“Notes” mean the asset-backed notes issued by Party B under the Indenture.
“Rated Debt” means, with respect to a counterparty,(1) in the case of S&P, (i) S&P assigns (x) a long-term debt rating equal to or higher than “A” to the counterparty, and (y) assigns a short-term debt rating equal to or higher than “A-1” to the counterparty (if the counterparty has both long-term and short-term debt ratings), or (ii) S&P assigns a long-term debt rating equal to or higher than “A+” to the counterparty (if the counterparty only has a long-term debt rating), and (2) in the case of Moody’s (i)
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Moody’s assigns (x) a long-term debt rating equal to or higher than “A2” to the counterparty, and (y) a short-term debt rating equal to or higher than “P1” to the counterparty (if the counterparty has both long-term and short-term debt ratings), or (ii) Moody’s assigns a long-term debt rating equal to or higher than “A1” to the counterparty (if the counterparty only has a long-term debt rating).
“Rating Agencies” means S&P and Moody’s.
“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) in the case of Moody’s only, that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the Notes.
“S&P” means Standard & Poor’s, a division of the McGraw-Hill Companies Inc. or its successor.
“Servicer” means VW Credit, Inc. or its successor.
     Reference is made to that certain Sale and Servicing Agreement dated as of February 13, 2007 (the “Sale and Servicing Agreement”) among Party B as the Issuer, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, VW Credit, Inc. and Citibank, N.A., as Indenture Trustee. Capitalized terms used but not defined in this Agreement or this Schedule will have the meanings ascribed to them in the Sale and Servicing Agreement.
(s)	Amendments. Section 9(a) of this Agreement is hereby amended by inserting the following at the end thereof:
it being a further condition to any such amendment or modification that the Rating Agency Condition shall have been satisfied.
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(t)	Regulation AB Financial Disclosure.
Subject to the last two paragraphs of this clause (t), so long as Party B, the Depositor or any of such parties’ Affiliates (collectively, “Volkswagen”) shall file reports in respect of the Notes with the Secutiries and Exchange Commission (the “SEC”) pursuant to Sections 13(a) or 15(d) of the the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Party A agrees to Deliver within ten (10) calendar days of receipt of a written request therefor by Party B or the Depositor, such information relating to Party A as may be necessary to enable Volkswagen to comply with any SEC disclosure requirements, including without limitation information concerning Party A required by Items 1115 of Regulation AB and Forms 8-K, 10-D and 10-K; it being understood that Volkswagen shall not be required to voluntarily suspend its reporting obligation with respect to the Notes at any time. To the extent necessary to comply with Regulation AB, Party A shall obtain any necessary auditor’s consents related to any financial statements of Party A required to be incorporated by reference into any Free Writing Prospectus, Preliminary Prospectus Supplement or Prospectus Supplement or report filed by Volkswagen with the SEC and promptly to forward to the Depositor any such auditor consents obtained. The information provided, or authorized to be incorporated by reference, by Party A pursuant to this Part 5(t) is referred to as the “Additional Information.”
For the purpose of this Part 5(t):
“Deliver” includes actual delivery or transmission of information in an EDGAR-compatible format or, in the case of any financial information required to be delivered pursuant to Item 1115 of Regulation AB and Forms 8-K, 10-D and 10-K, making such financial information available in an EDGAR-compatible format for incorporation by reference to the extent permitted by Regulation AB, together with actual delivery of all necessary auditor’s consents.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system.
“Regulation AB” means Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed.
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Reg.1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.
If at any time during a period that reports are being filed with respect to Party B and the Notes in accordance with the Exchange Act and the rules and regulations of the SEC, as reasonably calculated by the Depositor, the “significance percentage” of this Agreement for any class of the Notes is 8% or more, Party A shall within five (5) Local Business Days following receipt of request therefor demonstrate to the satisfaction of the the Depositor that it is able to provide the Additional Information required under Item 1115(b)(1) of Regulation AB for Party A. If Party A is unable to satisfy the Depositor as to its ability to provide such information, Party A shall within eight (8) Local Business Days following receipt of request therefor, at the sole expense of Party A, without any expense or liability to the Depositor or Party B, cause a Qualified Counterparty (which satisfies the Rating Agency Condition and any other requirements of this Agreement, including the requirement to deliver the indemnification and contribution agreement referred to in Part 3(b)) to replace Party A as party to this Agreement that has agreed to Deliver any information, report, certification or accountants’ consent when and as required under this Part 5(t) hereof.
If at any time during a period that reports are being filed with respect to Party B and the Notes in accordance with the Exchange Act and the rules and regulations of the SEC, as reasonably calculated by the Depositor, the “significance percentage” of this Agreement for any class of the Notes is 18% or more, Party A shall within five (5) Local Business Days following receipt of request therefor demonstrate to the satisfaction of the Depositor that it is able to provide the Additional Information required under Item 1115(b)(2) of Regulation AB for Party A. If Party A is unable to satisfy the Depositor as to its ability to provide such information, Party A shall within eight (8) Local Business Days following receipt of request therefor, at the sole expense of Party A, without any expense or liability to the Depositor or Party B, cause a Qualified Counterparty (which satisfies the Rating Agency Condition and any other requirements of this Agreement, including the requirement to deliver the indemnification and contribution agreement referred to in Part 3(b)) to replace Party A as party to this Agreement that has agreed to Deliver any information, report, certification or accountants’ consent when and as required under this Part 5(t) hereof.
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(u)	S&P Downgrade of Party A.
In the event (i) S&P assigns (x) a long-term debt rating equal to or lower than “A” to Party A without (y) assigning a short-term debt rating of at least “A-1” to Party A, (ii) S&P assigns a long-term debt rating lower than “A+” to Party A (if Party A only has a long-term debt rating) or (iii) S&P ceases to assign such ratings to Party A (each such event, a “Party A Rating Downgrade”), Party A shall (A) promptly, but in no event later than two (2) Local Business Days following the date of such Party A Rating Downgrade, give Party B, the Servicer and the Indenture Trustee written notice of the occurrence of such Party A Rating Downgrade, and (B) use commercially reasonable efforts to find a Qualified Counterparty promptly and transfer, in accordance with and subject to the limitations of Part 5(e), its rights and obligations to Qualified Counterparty. Party A shall continue to perform its obligations and use commercially reasonable efforts to find a Qualified Counterparty until a Qualified Counterparty is in place. The cost of finding and putting into place a Qualified Counterparty shall be borne by Party A. Not later than thirty (30) calendar days after such Party A Rating Downgrade, if Party A has not transferred its obligations to a Qualified Counterparty in accordance with the foregoing provisions, Party A shall either (i) obtain (at Party A’s expense) an unconditional guarantee or other similar assurance in respect of Party A’s obligations under this Agreement from a guarantor that has Rated Debt and which guarantee and guarantor satisfy the Rating Agency Condition; or (ii) transfer within thirty (30) days of such downgrade and from time to time thereafter to Party B under the Credit Support Annex the amount of Eligible Collateral required under the Credit Support Annex. In the event Party A complies with the requirements set forth in the preceding sentence and the Party A Rating Downgrade relates only to an action taken by S&P, Party A shall not be required to find a replacement counterparty until the time at which S&P assigns a long-term senior unsecured debt rating lower than BBB+ to Party A (a “Level Two S&P Party A Downgrade”), at which time Party A must (i) transfer within one Local Business Day of such downgrade and from time to time thereafter to Party B under the Credit Support Annex the amount of Eligible Collateral required under the Credit Support Annex and (ii) immediately (but in no event later than thirty (30) calendar days of such downgrade) find and put into place a Qualified Counterparty. Once a Qualified Counterparty is in place, Party B shall return any such Eligible Collateral to Party A pursuant to the terms of the Credit Support Annex and to the extent such Eligible Collateral has not already been applied in accordance with this Agreement or the Credit Support Annex. Party B shall
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have the right to terminate this Agreement if at any time Party A fails to comply with any of its obligations under this paragraph in full and in a timely manner.

VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2007-1

By:	Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as owner trustee

By:	/s/ Michele HY Voon
Name: Michele HY Voon
Title: Attorney-in-fact

By:	/s/ Susan Barstock

Name: Susan Barstock
Title: Attorney-in-fact

HSBC BANK USA, N.A.

By:	/s/ Sandra Nicotra

Name: Sandra Nicotra
Title: Senior Vice President
Schedule to ISDA Master Agreement